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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT, made and entered into as of this 20th day of October, 1998, by and between CITIZENS FIRST CORPORATION, a Kentucky corporation ("Employer"), and GREGG HALL, an individual ("Hall").

         For and in consideration of the mutual terms, conditions and benefits to be obtained by the parties to this Employment Agreement, the receipt and sufficiency of which the parties hereby acknowledge, Employer and Hall agree as follows:

1. EMPLOYMENT. Employer hereby employs Hall, and Hall hereby accepts employment with Employer, as the Chief Financial Officer (hereinafter "Position") of Employer and of any banking institution established by the Employer in its capacity as a Bank Holding Company.

2. TERM OF EMPLOYMENT. This Employment Agreement and Hall's employment hereunder shall commence on and be effective as of January 1, 1999 (the "Commencement Date"), and continue through December 31, 2001, subject to renewal and to termination in accordance with the terms of this Employment Agreement. On January 1, 2002, this Employment Agreement will be automatically renewed for a new three year term, subject to renewal and to termination in accordance with the terms of this Employment Agreement, unless either Employer or Hall gives written notice to the other party hereto at least 60 days prior to the renewal date that it does not intend to renew this Employment Agreement. Hall's initial term of employment and any subsequent renewal thereof shall hereinafter be referred to as




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         the "Term." If this Employment Agreement is not renewed as specified herein, all of Hall's rights to compensation and fringe benefits shall terminate at the end of the Term.

3. RESPONSIBILITIES IN POSITION. During the Term, except for illness, and reasonable vacation periods as hereinafter provided and reasonable involvement in civic affairs and in organizations which benefit, promote or complement the interests of Employer, and except as otherwise provided in this Employment Agreement, or as approved by Employer, Hall shall devote substantially all of his business time, attention, skill and efforts to the faithful performance of his duties hereunder and in the Position, and shall use his best efforts, skill and experience to promote the business, interests and welfare of Employer. Hall shall not, during the Term, without the consent of Employer, be engaged in any other business activity, whether or not such activity is pursued for gain, profit or pecuniary advantage.

4. SPECIFIC DESCRIPTION OF AUTHORITY. Hall is hereby employed in the Position, and he shall have, exercise and carry out the authorities, powers, duties and responsibilities conferred upon persons occupying each of the capacities contained in the Position by the Bylaws of Employer, as such Bylaws are from time to time in effect, and shall observe such directions and restrictions as the Employer may from time to time confer or impose upon him. In the absence of specific directions, Hall shall have the following duties, responsibilities and authorities with respect to Employer:

         Hall shall have the day-to-day responsibility for the following operations of the



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         Employer or of any banking institution established by the Employer in its capacity as a Bank Holding Company subject to the direction of the Employer's President and Chief Executive Officer:

                  A. Manage the accounting function including but not limited to:

                     (1) Maintain the general ledgers, and ensure that the
                         balances represented in the general ledger accounts are properly supported by subsidiary ledgers and other appropriate documentation.

                     (2) Direct the preparation of accurate and timely financial reports on the results of operations.

                     (3) Prepare all required filings for regulators (call
                         reports, 10-Q's if required, etc.).

                     (4) Prepare reports for management, the Board of Directors, and shareholders (quarterly reports, annual financial reports, etc.).

                     (5) Develop financial policies and procedures as needed.

                  B. Maintain the investments portfolio in accordance with business needs; develop policies and procedures as needed.

                  C. Ensure that appropriate audit coverage is provided, that the results of audits are reported to the Board, and that the audit efforts of the external auditors are coordinated with internal efforts to ensure efficient and effective coverage.

                  D. Provide compliance review to ensure compliance with appropriate laws and regulations; develop compliance policies and procedures as needed.

                  E. Provide loan review analysis for credits issued.

                  F. Provide payroll services and file all necessary withholding remittances and informational returns.



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                  G. Maintain the fixed assets subsidiary ledgers.

                  H. Maintain the accounts payable subsidiary system.

                  I. Maintain the wire transfer function.

5. COMPENSATION. For all services rendered or to be rendered by Hall for Employer during the Term, Employer shall pay, and Hall hereby agrees to accept, compensation as follows: Beginning with the Commencement Date, Hall shall receive a salary at an an annualized rate of $80,000.00 per year, payable in equal bi-weekly installments. Hall's salary shall increase to $85,000.00 per year upon the official opening of a banking institution established by the Employer in its capacity as a Bank Holding Company. Hall's salary for any calendar year after 1999 shall be at the annualized rate established by Employer at the commencement of each such year.

6. REIMBURSEMENT. Employer will reimburse Hall for all reasonable and necessary expenses incurred by him in carrying out his duties under this Employment Agreement; provided that such expenses shall be incurred by him only pursuant to the policies and procedures of Employer, from time to time in effect, and that all such expenses must be reasonable and necessary expenses incurred by him solely for the purpose of carrying out his duties under this Employment Agreement. Hall shall present to Employer from time to time an itemized account of such expenses in such form as may be required by Employer. Any such itemized account shall be subject to




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         approval by Employer.


7. VACATION AND SICK LEAVE. Hall shall be entitled to the following weeks of paid vacation:

                           Year:            1999              3 weeks

                           Year:            2000              4 weeks
                           Year:            2001              5 weeks

Vacation shall be taken only at those times that have been approved in advance by Employer. At least five days of vacation must be taken consecutively each year.

         Hall shall additionally be entitled to 12 days of paid sick leave annually except that if Hall becomes entitled to receive benefits under any disability policy provided by the Employer, all rights to sick leave compensation shall end at that time. Sick leave shall only be taken if Hall is incapacitated by illness or injury from performing his duties in the Position and shall not be utilized as additional vacation time.

8. ACCRUAL. Unused vacation time shall not accrue from year-to-year. Sick leave may be carried over from year-to-year, but Hall agrees that he will not be compensated for any unused sick leave upon termination of this Employment Agreement.

9. HEALTH INSURANCE BENEFITS. Upon written evidence that payment has been made by Hall, the Employer will reimburse Hall for monthly premiums associated with a policy of single health insurance coverage until such time as the Employer has established group health insurance for which Hall qualifies.

10. OTHER EMPLOYEE BENEFITS. Hall shall be entitled to such additional employee





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         benefits as are not herein specifically described as are conferred by
         Employer, from time to time, upon its other executive officers, including the following:

                  A. The right to participate in any profit sharing plan, pension plan, or other incentive program, retirement benefit plan or similar program established by Employer; provided, that Hall must be a "qualified participant," as defined in the legal documentation establishing such plans;

                  B. The right to participate in any life insurance plan, short-term disability plan, or long-term disability plan established by the Employer.

                  C. The right to participate in any bonus plan or stock option plan established by Employer in its sole discretion.

11. ANNUAL EVALUATION. At least annually, the Employer shall complete an evaluation of Hall's performance as measured against specific goals and objectives as established by Employer.

12. TERMINATION. Hall's employment under the terms of this Employment Agreement may be terminated by Employer at any time during the Term, if Employer reasonably, properly, and in good faith determines that any of the following causes for terminating Hall's employment exist:

                  A. Hall has appropriated to his personal use funds, rights or property of Employer or of any of the customers of Employer;

                  B. Hall has engaged in any other act of substantial dishonesty in the performance of his duties or responsibilities;




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                  C. Hall has, in any substantial respects, failed to discharge his duties and responsibilities in the Position, and fails or refuses to correct such failings within thirty (30) days of receipt of written notice to him from the Employer of the failings, which such notice shall specifically describe Hall's failings and the steps required to remedy same;

                  D. Hall is engaging in competition with Employer in any manner or in activities harmful to the business of Employer;

                  E. Hall is using alcohol, drugs or similar substances in an illegal manner;

                  F. Hall has become "disabled" or "incompetent," as hereinafter defined in this Employment Agreement;

                  G. Hall is convicted of a felony, or of a substantial misdemeanor involving moral turpitude;

                  H. For any reason, Employer or any banking institution which it might organize is unable to procure upon Hall a substantial fidelity bond, or a bonding company refuses to issue a bond to Employer or any banking institution which it might organize if Hall is employed in the Position;

                  I. Hall is guilty of gross professional misconduct, or of a gross breach of this Employment Agreement of such a serious nature as would reasonably render his service entirely unacceptable.

         If Employer reasonably, properly, and in good faith determines that any one or more of the above causes for terminating Hall's employment exists, then Employer may, by giving Hall 60 days written notice of its intention to terminate Hall's employment, terminate this




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Employment Agreement, the Term, and Hall's employment, and all rights, duties and obligations of the parties under this Employment Agreement. Hall shall be entitled to receive all compensation and fringe benefits, hereinabove provided for, for such period of 60 days, plus any accrued vacation time, plus any rights to any fringe benefits or other compensation hereinabove described in this Employment Agreement which accrue during such period of 60 days. Nevertheless, although Hall shall be entitled to his compensation and fringe benefits for such period, Employer may, if it, in its discretion deems it prudent to do so, terminate Hall's employment, effective on the date when such notice is given. Any of the following provisions of this Employment Agreement to the contrary notwithstanding (including those dealing with termination pay), Hall shall not be entitled to any further compensation of any kind or nature whatsoever following such termination.

13. TERMINATION FOR FAILURE OF PURPOSE. The above provisions of this Employment Agreement to the contrary notwithstanding, Hall's employment will automatically terminate on any such date that Employer, in its capacity as a Bank Holding Company, determines that it cannot successfully establish or operate a banking institution. Hall's rights to all salary, compensation and fringe benefits shall terminate effective as of the date such determination is made; provided, however, that Hall shall be entitled to receive payment for any accrued vacation.

14. TERMINATION OTHERWISE. The above provisions of this Employment Agreement to the contrary notwithstanding, Hall's employment may be terminated, upon delivery to Hall of 60 days notice of termination, at any time during the Term, for any reason whatsoever, with or without cause, if Employer determines that such




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         employment should be terminated. It is understood that Hall has no continuing right to employment by Employer, and that Employer may, therefore, terminate Hall's employment at any time of its choosing, and for any reasons which are satisfactory to it. If notice is delivered pursuant to this Paragraph 14 that Hall's employment is terminated, then Hall shall be entitled to receive all compensation and fringe benefits to which he is otherwise entitled (and which would otherwise accrue) under this Employment Agreement during the period of 60 days following delivery of such notice. At the conclusion of such period of 60 days, Hall's employment in the Position shall be terminated and the only rights to compensation and fringe benefits which Hall shall thereafter have under this Employment Agreement shall be: (a) the right to receive from Employer, on the next scheduled salary payment date, the value of fringe benefits accruing to Hall under this Agreement as of the effective date of the termination (subject to the terms and conditions of any plan or agreement pursuant to which such benefits are made available) and (b) the right to receive from Employer the total amount of the salary, at the annual rate then in effect, equal to the number of months of Hall's service under the Term but in no event to exceed twelve (12) months (such total amount being referred to as "Severance Pay"). For purposes of this Paragraph 14, the Term shall begin anew on each occasion that this Employment Agreement is renewed.

15. VOLUNTARY TERMINATION. Hall may terminate his employment in the Position, and this Employment Agreement, at any time during the Term, provided that he shall give to the Employer at least 60 days written notice of such termination. Any of the



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         above provisions of this Employment Agreement to the contrary notwithstanding, if Hall shall voluntarily terminate his employment in the Position and this Employment Agreement at any time during the Term, then all rights to compensation and fringe benefits shall terminate as of the effective date of such termination; provided, however, that Hall shall be entitled to receive payment for any accrued vacation.

16. DEATH OF HALL. Hall's death shall terminate the Term and Hall's employment and shall terminate all of Hall's rights to all salary, compensation and fringe benefits effective as of the date of such death.

17. DISABILITY. Hall shall be deemed to be "disabled" or shall be deemed to be suffering from a "disability" under the provisions of this Employment Agreement if a competent physician, acceptable to Hall and Employer, states in writing that it is such physician's opinion that Hall will be permanently (or for a continuous period of four (4) calendar months) unable to perform a substantial number of the usual and customary duties of Hall's employment. In the event Hall and Employer are unable to agree upon such a suitable physician for the purposes of making such a determination, then Hall and Employer shall each select a physician, and such two physicians as selected by Employer and Hall shall select a third physician who shall make the determination, and the determination made by such third physician shall be binding upon Hall and Employer. It is further agreed that if a guardian is appointed for Hall's person, or a conservator or curator is appointed for Hall's estate, or he is adjudicated "incompetent" or is suffering or operating under a mental "disability" by a court of appropriate jurisdiction, then Hall shall be deemed to be "disabled" for all





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         purposes under this Employment Agreement. In the event Hall becomes
         "disabled," as defined in this Paragraph 17, then his employment and all rights to compensation and fringe benefits shall terminate effective as of the date of such disability determination.


18. FAITHFULNESS. Hall shall diligently employ himself in the Position and in the business of Employer and shall be faithful to Employer in all transactions relating to it and its business and shall give, whenever required, a true account to the Employer of all business transactions arising out of or connected with Employer and its business, and shall not, without first obtaining the consent of Employer, employ either his interest in Employer, or his interests in this Employment Agreement or the capital or credit of Employer for any purposes other than those of Employer. Hall shall keep Employer fully informed of all work for and transactions on behalf of Employer. He shall not, except in accordance with regular policies of the Board of Directors from time to time in effect, borrow money in the name of Employer, use collateral owned by Employer as security for loans or lease or dispose of or in any way deal with any of the property, assets or interests of Employer other than in connection with the proper conduct of the business of Employer.

19. NONASSIGNABILITY. Neither this Agreement, nor any rights or interests hereunder, shall be assignable by Employer, or by Hall, his beneficiaries or legal representatives, without the prior written consent of the other party. All services to be performed hereunder by Hall must be personally performed by him.

20.               CONSOLIDATION. MERGER OR SALE OF ASSET. Nothing in this
         Employment





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         Agreement shall preclude Employer from consolidating or merging into or with, or transferring all or substantially all of its assets to another bank or corporation which assumes this Employment Agreement and all obligations and undertakings of it hereunder. Upon such a consolidation, merger or transfer of assets and assumption, "Employer," as used herein, shall mean such other bank or corporation, as the case may be, and this Employment Agreement shall continue in full force and effect.

21. BINDING EFFECT. This Employment Agreement shall be binding upon, and shall inure to the benefit of Employer and its successors and assigns, and Hall and his heirs, executors, administrators and personal representatives.

22. AMENDMENT OF AGREEMENT. This Employment Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto. Although Hall's compensation may be increased, from time to time, by Employer's Board of Directors, in order for any purported agreement to increase Hall's compensation to be enforceable by Hall, the provisions for increased compensation must be set forth in a resolution of Employer's Board of Directors, duly adopted by such Board of Directors, and properly reflected in the minutes of such Board of Directors. Any purported agreement for additional compensation or for an adjustment in compensation which is not so evidenced by a written resolution of Employer's Board of Directors shall not be enforceable, and shall be of no force or effect whatsoever.

23. WAIVER. No term or condition of this Employment Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any




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         provision of this Employment Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed to be a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition in the future or as to any act other than that specifically waived.

24. SEVERABILITY. If for any reason any provision of this Employment Agreement is held invalid, such invalidity shall not affect any other provision of this Employment Agreement not held invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provisions of this Employment Agreement shall be invalid in part, such partial invalidity shall in no way affect the rest of such provision not held invalid, and the rest of such provision, together with all other provisions of this Employment Agreement, shall, to the extent consistent with law, continue in full force and effect.

25. TRADE SECRETS. Hall shall not, at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any information concerning any matters affecting or relating to Employer, including, without limiting the generality of the foregoing, any information concerning any of its customers, its manner of operation, its plans, process or other data, without regard to whether all or any part of the foregoing matters will be deemed confidential, material or important, as the parties hereto stipulate that as between them, the same are important, material and confidential and gravely affect the



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         effective and successful conduct of the business and goodwill of
         Employer, and that any breach of the terms of this Paragraph 25 shall be a substantial and material breach of this Employment Agreement. All terms of this Paragraph 25 shall remain in full force and effect after the termination of Hall's employment and of this Employment Agreement. Hall acknowledges that it is necessary and proper that Employer preserves and protects its proprietary rights and unique, confidential and special information and goodwill, and the confidential nature of its business and of the affairs of its customers, and that it is therefore appropriate that Employer prevent Hall from engaging in any breach of the provisions of this Paragraph 25. Hall, therefore, agrees that a violation by Hall of the terms of this Paragraph 25 would result in irreparable and continuing injury to Employer, for which there might well be no adequate remedy at law. Therefore in the event Hall shall fail to comply with the provisions of this Paragraph 25, Employer shall be entitled to such injunctive and other relief as may be necessary or appropriate to cause Hall to comply with the provisions of this Paragraph 25, and to recover, in addition to such relief, its reasonable costs and attorney's fees incurred in obtaining same. Such right to injunctive relief shall be in addition to, and not in lieu of, such rights to damages or other remedies as Employer shall be entitled to receive.

26. COVENANT NOT TO COMPETE. Should this agreement be terminated for any reason by Employer or Hall during the Term, Hall covenants and agrees that he will not accept a similar position or title requiring him to perform duties and responsibilities comparable to those described in Paragraph 4 of this Agreement with



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         a banking institution or any business operating a banking institution within the geographical limits of Warren County, Kentucky and all counties adjoining Warren County, Kentucky for a period of one year following the date of termination of the Agreement.

27. ENTIRE AGREEMENT. This Employment Agreement contains the entire agreement between the parties with respect to Hall's employment by Employer. Each of the parties acknowledges that the other party has made no agreements or representations with respect to the subject matter of this Employment Agreement other than those hereinabove specifically set forth in this Employment Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.

                                           CITIZENS FIRST CORPORATION


                                           BY: /s/ Mary Cohron
                                              --------------------------------
                                                 MARY COHRON, President and
                                                 Chief Executive Officer

                                               /s/ Gregg Hall
                                           -----------------------------------
                                                             GREGG HALL




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